EXHIBIT 99
Wilmington Trust Corporation
2008 Employee Stock Purchase Plan
Financial Statements
May 31, 2009
With Report of Independent Registered Public Accounting Firm

WILMINGTON TRUST CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN
TABLE OF CONTENTS

PAGE
FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	1

Statement of Financial Condition as of May 31, 2009	2

Statement of Changes in Participants’ Equity for the year ended May 31, 2009	3

Notes to Financial Statements	4

Report of Independent Registered Public Accounting Firm
The Board of Directors
Wilmington Trust Corporation:
We have audited the accompanying statement of financial condition of the Wilmington Trust Corporation 2008 Employee Stock Purchase Plan (the Plan) as of May 31, 2009, and the related statement of changes in participants’ equity for the year then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan as of May 31, 2009, and the related changes in participants’ equity for the year then ended, in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
Philadelphia, Pennsylvania
August 28, 2009

WILMINGTON TRUST CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
STATEMENT OF FINANCIAL CONDITION

May 31,
2009
ASSETS

Investments, at fair value — interest-bearing savings accounts	$50,037

PARTICIPANTS’ EQUITY

Participants’ equity	$50,037

See notes to financial statements.

WILMINGTON TRUST CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
STATEMENT OF CHANGES IN PARTICIPANTS’ EQUITY

Year Ended
May 31,
2009
ADDITIONS

Investment income — interest	$51

Contributions from participants (including amounts due back to participants of $235 at May 31, 2009)	49,986

TOTAL ADDITIONS	50,037

PARTICIPANTS’ EQUITY BEGINNING OF YEAR	—

PARTICIPANTS’ EQUITY END OF YEAR	$50,037

See notes to financial statements.

WILMINGTON TRUST CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2009
NOTE A — SIGNIFICANT ACCOUNTING POLICIES
The financial statements of the 2008 Employee Stock Purchase Plan (the “Plan”) of Wilmington Trust Corporation (the “Corporation”) are prepared on the accrual basis. The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
The administrative costs of the Plan are paid by the Corporation.
Securities transactions are recorded on a trade date basis. Income from investments is recorded when earned.
NOTE B — DESCRIPTION OF PLAN
The Board of Directors of the Corporation approved the Plan on February 28, 2008. The Corporation’s stockholders approved the Plan on April 17, 2008, to commence on June 1, 2008. The Board of Directors has the authority to amend or terminate the Plan at any time; however, the Plan will terminate automatically on May 31, 2013. The Plan replaced the Corporation’s 2004 Employee Stock Purchase Plan, which terminated on May 31, 2008 and contained substantially similar provisions. The Plan provides for the purchase of up to 800,000 shares of the Corporation’s common stock by eligible employees. For any annual offering period, each eligible employee may have elected to have up to the lesser of 10% of his or her annual base salary or $25,000 deducted from his or her pay and accumulated with interest until the end of the offering period. The minimum contribution must be an amount equal to the offering price of five shares.
Eligibility
Employees of the Corporation and those of its subsidiaries who had completed at least one month of continuous service and were scheduled to work more than 15 hours per week and more than five months per calendar year were eligible to participate in the Plan as of the first day of the offering period beginning at least one month after the employee’s first day of employment.

WILMINGTON TRUST CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2009
Participant Accounts
The Plan is a defined contribution plan under which a separate individual account is established for each participant. At the end of each annual offering period, the balance in each participant’s payroll deduction account is applied to the purchase of the largest number of full shares of the Corporation’s common stock possible without exceeding the maximum number of shares the participant elected. For the most recent plan year, the price at which the shares are deemed to have been purchased is equal to 85% of the last sale price of the Corporation’s common stock on the New York Stock Exchange at the beginning of the offering period. Any unused balance in a participant’s account at the end of an offering period is refunded to the participant, with interest. Shares to be purchased under the Plan are authorized common stock of the Corporation.
Shares to be delivered to an employee will be registered in the employee’s name.
The Plan had 59 participants at May 31, 2009.
NOTE C — RELATED PARTY TRANSACTIONS
The Benefits Administration Committee administers the Plan.
The Corporation issued 1,798 shares of its common stock at $27.67 per share for the annual offering period ended May 31, 2009. On June 23, 2009, subsequent to the end of the Plan year, the Plan disbursed $49,751 to purchase those shares. The $286 in Plan assets remaining after this disbursement was due to amounts to be refunded back to participants related to overpayments and interest.
Plan investments consist of interest-bearing savings accounts held by Wilmington Trust Company, a related party.
NOTE D — INCOME TAX STATUS
It is the intention of the Corporation to have the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the provisions of the Plan are construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. At the time of issuance to the individual, the difference between the purchase price and the fair market value of the stock purchased under the Plan is not includable in the participant’s gross income for federal income tax purposes.

WILMINGTON TRUST CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2009
NOTE E — AMENDMENT OR TERMINATION
The Board of Directors may amend or terminate the Plan at any time. Any options previously granted will not be affected by a termination or amendment. No amendment may be made without prior approval of the Corporation’s shareholders if it would permit the issuance of more than 800,000 shares of common stock, permit payroll deduction at a rate in excess of 10% of an employee’s base salary, or is otherwise required by law.
NOTE F — FAIR VALUE MEASUREMENTS
Statement of Financial Accounting Standards No. 157 (“SFAS No. 157”) establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of the fair value hierarchy under SFAS No. 157 are described below:
Basis of Fair Value Measurement:
Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 — Quoted prices for identical assets in markets that are not active, quoted prices for similar assets in active markets, inputs other than quoted market prices, and inputs derived principally from observable market data.
Level 3 — Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.
A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

WILMINGTON TRUST CORPORATION

2008 EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2009
The following table sets forth the Plan’s investment assets at fair value on May 31, 2009 by level within the fair value hierarchy:

	Level 1	Level 2	Level 3	Total
Interest-bearing savings accounts	$50,037	$—	$—	$50,037

Total	$50,037	$—	$—	$50,037

The interest-bearing savings accounts are demand deposit accounts that earn a market interest rate. As a result, the fair value of the Plan’s investments in interest-bearing savings accounts is derived from the cash balance in each account as of May 31, 2009.